FORM 8-K

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Act of 1934

Date of Report (Date of earliest event reported) April 28, 2009

ACROSS AMERICA FINANCIAL SERVICES, INC.

(Exact Name of registrant as specified in its charter)

Colorado	000-52530	20-8097969
(State or other	(Commission File	(IRS Employer
jurisdiction of incorporation)	Number)	Identification No. )

5350 South Roslyn, Suite 400, Greenwood Village, CO 80111

(Address of principal executive offices including zip code)

(303) 867-3415

(Registrant's telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective April 28, 2009, seven persons took office as Directors of Across America Financial Services, Inc. (the "Company"), replacing Brian Klemsz who has resigned. The seven persons who were appointed to the Board of Directors are Vicki D. E. Barone, Charles A. Dinarello, M.D., Michael Wort, Michael D. Iseman, M.D., Steven M. Bathgate, Hon. Albert L. Kramer and Paul H. Dragul, M.D. These persons were selected to become Directors pursuant to the terms of the Agreement of Merger and Plan of Reorganization with Apro Bio Pharmaceutical Corporation, which merger was completed on March 31, 2009.

The information required by Item 5.02(d) of Form 8-K is included in the Company's Schedule 14f-1 filed with the SEC on April 17, 2009, which information is incorporated herein by this reference.

Item 7.01 Regulation FD Disclosure.

On April 29, 2009, the Company issued a press release announcing that Dr. Charles A. Dinarello, CEO of the Company, had been awarded the Albany Medical Prize in Medicine and Biomedical Research along with two other recipients. A copy of the press release is attached as Exhibit 99.1.

The information in Item 7.01 of this Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing by the registrant under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibit.

99.1 Across America Financial Services, Inc. Press Release dated April 29, 2009.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized .

ACROSS AMERICA FINANCIAL SERVICES, INC.

Date: April 29, 2009

By:	/s/ Vicki D.E. Barone
Vicki D. E. Barone
Chairperson of the Board